Exhibit 21.1

VWR Corporation Subsidiaries

Subsidiary	Jurisdiction of Organization

Anachemia Science S.A.	Argentina

Sovereign Productos para Laboratórios S.r.L.	Argentina

Klen International (74) Pty Ltd	Australia

VWR International, Pty Ltd.	Australia

VWR International Holdings Pty Ltd	Australia

mySPEC Scientific GmbH	Austria

VWR International GmbH	Austria

VWR International bvba	Belgium

VWR International Europe bvba	Belgium

Sovereign Comercio de Produtos para Laboratorios Ltda.	Brazil

VWR International Co.	Canada

Anachemia Canada Co.	Canada

Anachemia Property Company	Canada

Comercial y Servicios Anachemia Science Limitada	Chile

VWR International China Co., Ltd.	China

VWR Trading (Shanghai) Co. Ltd.	China

VWR International Limitada	Costa Rica

VWR International s.r.o.	Czech Republic

VWR Bie & Berntsen A/S	Denmark

VWR International Oy	Finland

VWR International S.A.S.	France

Basan GmbH	Germany

VWR International Verwaltungs-GmbH	Germany

VWR International Immobilien GmbH	Germany

VWR International Management Services GmbH & Co. KG	Germany

VWR International GmbH	Germany

Varietal Management Services GmbH	Germany

VWR International Lab Services GmbH	Germany

ProLab GmbH	Germany

Peqlab Biotechnologie GmbH	Germany

Clemens GmbH	Germany

VWR International Kft.	Hungary

VWR Lab Products Private Limited	India

Halmahera Ltd.	Ireland

VWR International Limited	Ireland

Basan Italy S.r.l.	Italy

VWR International PBI S.r.l.	Italy

VWR International Europe S.aR.L.	Luxembourg

VWR International North America S.aR.L.	Luxembourg

VWR International South America S.aR.L.	Luxembourg

Basan Cleanroom Malaysia Sdn. Bhd.	Malaysia

VWR Europe Services Ltd	Mauritius

VWR NA Services Ltd	Mauritius

VWR International Services Ltd	Mauritius

VWR International, S. de R.L. de C.V.	Mexico

Servicios Cientificos Especializados, S. de R.L. de C.V.	Mexico

Basan B.V.	Netherlands

VWR International B.V.	Netherlands

VWR International Investors Europe B.V.	Netherlands

VWR International LP	New Zealand

VWR International, G.P.	New Zealand

VWR International AS	Norway

VWR International Sp. zo.o.	Poland

VWR International — Material de Laboratório, Lda.	Portugal

VWR Advanced Instruments, LLC	Puerto Rico

Basan Asia Pacific Pte. Ltd.	Singapore

VWR International Holdings Pte. Ltd.	Singapore

VWR Singapore Pte. Ltd.	Singapore

VWR International Holdings, G.P. Pte. Ltd.	Singapore

VWR International Holdings CH Pte. Ltd.	Singapore

VWR International s.r.o.	Slovakia

VWR International Eurolab, S.L.	Spain

VWR International AB	Sweden

KEBO Lab AB	Sweden

VWR International GmbH	Switzerland

ProLab Laboratuar Teknolojileri Ltd	Turkey

Jencons (Scientific) Limited	UK

Lab 3 Limited	UK

Peqlab Ltd	UK

The Scientific Group Limited	UK

VWR Jencons USA Limited	UK

VWR Holdco Limited	UK

VWR International Ltd	UK

VWR International (Northern Ireland) Limited	UK

VWR Lab Services Limited	UK

Basan UK Limited	UK

Amresco, LLC	USA

BioExpress, LLC	USA

Anachemia Mining, LLC	USA

Anachemia Chemicals, LLC	USA

Sovereign Scientific, LLC	USA

VWR International, LLC	USA

VWR International Holdings, Inc.	USA

VWR International CR Services, Inc.	USA

VWR Receivables Funding, LLC	USA

VWR Management Services LLC	USA

VWR Global Holdings, Inc.	USA

VWR Funding, Inc.	USA

Jencons (Scientific) LLC	USA

United Biochemicals, LLC	USA

TEK Products, Inc.	USA

LABRepCo, LLC	USA

Peqlab, LLC	USA